                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                        (Amendment No. _________________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

                          DELAWARE GROUP EQUITY FUNDS V
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary proxy materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

              ____________________________________________________________

     2)       Form, Schedule or Registration Statement No.:

              ____________________________________________________________

     3)       Filing Party:

              ____________________________________________________________

     4)       Date Filed:

                              LNV Transaction Q & A

   Table of Questions
Who will bear the cost of the Transaction?.....................................2

Do I need to vote on the proposed Transaction?.................................2

What are my options if the Transaction is approved, but I do not wish to become a shareholder of Dividend Income Fund?..................................2

I understand that I will be assessed a 2% redemption fee if I redeem my
Dividend Income Fund shares within three (3) months after the closing of the Transaction. Why is this?...............................................2

I understand that one of the reasons that the Company is being reorganized into Dividend Income Fund is that it has been trading at a significant discount in the secondary market. Why is this a disadvantage?..................3

Will there be any tax consequences to this Transaction?........................3

How will I track my basis in the new shares?...................................3

Where can I find more information on Dividend Income Fund?.....................3

Will I need to complete a new application if the Transaction is approved and closed?........................................................................3

Where will I call for account information if the Transaction is approved and closed?........................................................................4

What class of shares will I go into if the Transaction is approved and closed?
................................................................................4

What fees will I be subject to after the Transaction?..........................4

The Company's shareholders will receive Class A shares of Dividend Income Fund at the closing of the Transaction. Are there any exceptions to this rule?......5

I am a broker whose client is a Company shareholder. Why is my client being contacted by a third party regarding this proxy?...............................5

Will the proxy solicitation involve telephone calls to Company shareholders?...5

I have realized that I do not have a broker/dealer associated with my new
Dividend Income Fund shares. How do I add my broker
information to my account?.....................................................5

I have questions regarding some old tax forms/dividend checks/etc. from prior to the Transaction (6/10/05). Whom should I contact
regarding this?................................................................5

I have some Company share certificates that I have not surrendered. What should I do with them?.........................................................5

I currently participate in the Company's Dividend Reinvestment Plan. What will

How will the Transaction benefit shareholders of the Company?

     |X|  The Board recommended the Transaction  primarily because  shareholders of Lincoln National Convertible  Securities Fund, Inc. (the "Company")
          would  benefit  from   significantly   lower  operating   expenses  as
          shareholders  of  Delaware  Dividend  Income  Fund  ("Dividend  Income
          Fund").   As   shareholders   of  an  open-end   fund,  the  Company's
          shareholders would also have more liquidity. In addition, the discount
          at  which  the  Company's  shares  are  currently   trading  would  be
          eliminated  by  reorganizing   the  Company  into  an  open-end  fund.
          Furthermore, certain developments in the convertible securities market have made it less desirable to invest in a fund that focuses primarily on convertible securities. These developments have impacted the return characteristics  of  convertible  securities,  making it  increasingly difficult  for the Company to achieve its  investment  objective.  The
          Board  believes  that the Company's  shareholders  may benefit from an investment in a fund with a broader investment mandate, lower risk and lower volatility.

Who will bear the cost of the Transaction?

     |X|  The Company will bear  one-third of the expenses  associated  with the
          Transaction.  DMC, the investment adviser to the Company, and Dividend
          Income  Fund  will bear the  remaining  expenses  associated  with the
          Transaction.

Do I need to vote on the proposed Transaction?

     |X|  While you are not required to vote, the Company requests that you vote your shares in order to help minimize the solicitation  costs that are being borne by the Company.

What are my options if the Transaction is approved,  but I do not wish to become a shareholder of Dividend Income Fund?

     |X|  If approved by Company's shareholders,  the Transaction is expected to take place on June 10, 2005.  Prior to the  Transaction,  you have the option of selling your Company  shares on the  secondary  market.  You also have the option of redeeming  your shares of the Dividend  Income
          Fund after the closing of the  Transaction.  However,  Dividend Income
          Fund shares  acquired as a result of the  Transaction are subject to a
          2% redemption fee if redeemed within 3 months after the closing.

I understand that I will be assessed a 2% redemption fee if I redeem my Dividend
Income Fund shares within three (3) months after the closing of the Transaction.
Why is this?

     |X|  The  reorganization  of the  Company  into  Dividend  Income  Fund may present  the  opportunity  for  short-term  traders to profit from the difference  between  the market  price at which the  Company's  shares trade in the secondary market and the Company's net asset value.  This difference is often referred to as "the discount". The concern is that arbitrageurs may purchase shares of the Company at a discount prior to the closing of the Transaction  only to reap a quick profit by selling the shares of Dividend  Income Fund they receive in the Transaction at
          NAV immediately after the Transaction  closes. Such arbitrage activity can disrupt portfolio  management  strategies for Dividend Income Fund and cause Dividend Income Fund to incur significant transaction costs.
          In order to protect  long-term  shareholders  of Dividend  Income Fund from  the  negative  consequences  of such  arbitrage  activity,  a 2%
          redemption  fee will be imposed on  redemptions  made within three (3)
          months  after the  Transaction  closes,  the proceeds of which will be paid to Dividend  Income  Fund.  This  redemption  fee only relates to
          Dividend Income Fund shares issued in the Transaction.

I understand that one of the reasons that the Company is being  reorganized into
Dividend  Income Fund is that it has been trading at a  significant  discount in the secondary market. Why is this a disadvantage?

     |X|  Closed-end fund shares trade on secondary markets at share prices that may be higher or lower than the closed-end fund's net asset value. The
          Company's shares have  historically  traded at a discount to their net asset value.  Because  open-end funds are always purchased and sold at net asset value (less any  commission  or  redemption  fee),  open-end funds do not trade at a  discount.  This means that the share price of an open-end fund fully reflects the value of the open-end fund's asset portfolio.

Will there be any tax consequences to this Transaction?

     |X|  The  Transaction  is intended to qualify as a tax-free  reorganization for federal  income tax purposes.  It is expected that the law firm of
          Stradley Ronon Stevens &  Young,  LLP will provide a legal opinion that, for federal income tax purposes, (i) shareholders of the Company will not  recognize  any gain or loss as a result of the  exchange  of their Company shares for Dividend Income Fund Class A shares, and (ii)
          Dividend Income Fund and its shareholders  will not recognize any gain or loss upon receipt of the Company's assets.

How will I track my basis in the new shares?

     |X|  If  shareholders  of the Company vote to approve the  Transaction,  it will result in the transfer of substantially  all of the Company's net assets to Dividend  Income Fund in exchange for  Dividend  Income Fund
          Class A shares of equivalent aggregate NAV. These Dividend Income Fund
          Class A shares  will  then be  distributed  pro rata to the  Company's shareholders.  This  means  that the  total  net  asset  value of your
          investment  will  be  the  same  immediately   before  and  after  the
          Transaction,  although  the  number of  Dividend  Income  Fund Class A shares that you receive  will likely be  different  than the number of
          Company  shares  that you  surrender.  Thus,  your tax basis  will not change.

     |X|  After  the  Transaction,  you  will  continue  to be  responsible  for tracking the adjusted tax basis and holding period for your shares for federal  income tax  purposes.  You should  consult  your tax  adviser regarding  the  effect,  if any, of the  Transaction  in light of your individual  circumstances.  You should also  consult  your tax adviser about the state and local tax consequences, if any, of the Transaction because  this  discussion  only  relates  to the  federal  income  tax consequences.

Where can I find more information on Dividend Income Fund?

     |X|  Dividend Income Fund's  prospectus,  fact sheet and most recent annual
          and   semi-annual   reports   can   all   be   found   on-line,    at:
          www.DelawareInvestments.com   >  Individual  Investors  >  Shareholder
          Information > Fund Literature > Shareholder Reports

Will I need to complete a new  application  if the  Transaction  is approved and closed?

     |X|  No. However, if you wish to change your dividend options or your other account designations  following the Transaction,  please call Delaware
          Investments  Service Center at 800 523-1918 Monday through Friday, 8am through 7pm, EST.

Where will I call for account  information  if the  Transaction  is approved and closed?

     |X|  You may call  Delaware  Investments'  Shareholder  Service  Center  at
          800-523-1918  or e-mail  service@delinvest.com  (You should  receive a response within one (1) business day).  Representatives  are available to answer your questions  Monday through Friday from 8:00 a.m. to 7:00
          p.m.,  Eastern  time.  You may also  contact the  Shareholder  Service
          Center by writing to:

                  Delaware Investments
                  Attn: Shareholder Service Center
                  2005 Market Street
                  Philadelphia, PA 19103-7094

What class of shares will I go into if the Transaction is approved and closed?

     |X|  Each  shareholder  of the  Company  will  receive a number of Dividend
          Income  Fund  Class  A  shares  with an  aggregate  NAV  equal  to the aggregate  NAV of  his  or her  Company  shares.  If you  qualify  for
          Institutional  Class shares of Dividend  Income Fund, you may exchange your  Dividend  Income  Fund Class A shares for  Dividend  Income Fund
          Institutional Class shares after the Transaction is completed.

What fees will I be subject to after the Transaction?

                                    Projected
                              Dividend Income Fund
                              Class A shares After
                                  Transaction

Annual Fund Operating Expenses
(as percentage of average net
assets)
Management Fees                            0.65%
Distribution and service
(12b-1) Fees                               0.30%
Other Expenses                             0.27%
-------------------------------------------------------------
Total Annual Fund Operating
Expenses                                   1.22%
-------------------------------------------------------------
Management Fee Reduction                  -0.22%
-------------------------------------------------------------
Net Annual Operating Expenses              1.00%

Note: Dividend Income Fund Class A shares are subject to a 12b-1 fee of 0.30% of average daily net assets.  Dividend Income Fund's  distributor has contracted to limit the Class A shares 12b-1 fees for at least one year  following the closing date of the  Transaction to no more than 0.25% of average daily net assets.  DMC has  contracted  to waive fees and pay expenses for at least one year  following the closing date of the Transaction in order to prevent total operating expenses
(excluding  any 12b-1  fees,  taxes,  interest,  brokerage  fees,  extraordinary expenses and certain  insurance costs) from exceeding 0.75% of average daily net assets.  The costs of the Transaction for Dividend Income Fund are considered to be covered by these fee waivers and expense  limitations,  and will therefore be borne by DMC.

The Company's  shareholders  will receive Class A shares of Dividend Income Fund at the closing of the Transaction. Are there any exceptions to this rule?

     |X|  If, after the Transaction  has been  completed,  a new Dividend Income
          Fund shareholder  qualifies for Institutional  shares, the shareholder may exchange from Class A to  Institutional  shares of Dividend Income
          Fund  after  the  Transaction.  If  you  think  you  may  qualify  for
          Institutional shares, contact Delaware Service Center at 800-523-1918.

     |X|  Investors who qualify and exchange for I shares will not be subject to the  temporary  2%  redemption  fee  that  will  ordinarily  apply  to
          redemptions   of  Dividend   Income   Fund  shares   received  in  the
          Transaction.  However, any subsequent redemption or exchange of such I shares with shares of another  fund within the three (3) month  period will be subject to the temporary 2% redemption fee.

I am a broker  whose  client is a Company  shareholder.  Why is my client  being contacted by a third party regarding this proxy?

     |X|  Your client has most likely been  contacted  by D.F.  King &  Co.,
          Inc.,  ("D.F.  King") who has been  retained by the Company to solicit shareholder votes on the proposed Transaction.

Will the proxy solicitation involve telephone calls to Company shareholders?

     |X|  The Company's  shareholders may receive a phone call from D.F. King as part of the proxy solicitation  process. D.F. King may call as late as
          9 p.m. in order to solicit as many votes as possible prior to the June
          2, 2005 shareholder meeting.

I have  realized  that I do not  have a  broker/dealer  associated  with  my new
Dividend Income Fund shares. How do I add my broker information to my account?

     |X|  This must be accomplished by written request to Delaware Investments.

I have questions regarding some old tax forms/dividend checks/etc. from prior to the Transaction (6/10/05). Whom should I contact regarding this?

     |X|  All questions  regarding account  information up to and including June
          10, 2005 should be directed  to the Mellon  Service  Center.  Mellon's
          Service  Center can be reached at  800-851-9677.  After June 10, 2005,
          please   call   Delaware   Investments   Service   Center  by  calling
          800-523-1918 Monday through Friday, 8am-7pm, EST.

I have some Company share certificates that I have not surrendered.  What should
I do with them?

     |X|  Prior to the closing of the Transaction  (which is expected to be June
          10, 2005), you can return them to Mellon.  After the Transaction,  you can return them to Delaware Investments.

I currently  participate in the Company's Dividend  Reinvestment Plan. What will my dividend options be after the Transaction closes?

     |X|  Following  the  Transaction,  you will  retain your  current  dividend options.  Accordingly,  your dividends or capital gains  distributions will continue to be either  reinvested  into  Dividend  Income Fund or sent to you via  check.  You will also have the  additional  option of reinvesting  your dividends  and/or capital gains  distributions  into another Delaware fund. To change your dividend  options  following the
          Transaction,  call Delaware Investments Service Center at 800-523-1918
          Monday through Friday, 8am - 7pm, EST.

When will the Transaction occur?

     |X|  If the  Transaction is approved by the Company's  shareholders,  it is expected to close after the close of  business  on June 10,  2005.  At that time,  all assets of the Company will be  transferred to Delaware
          Dividend  Income  Fund  and  all  Company   shareholders  will  become
          shareholders of Dividend Income Fund.

How do I vote on the proxy?

     o    Instructions for shareholders whose funds are held by Mellon .

          Vote by Mail

               -    the  client  can  mail  the  proxy  card  back to the  proxy processor,  MIS at Proxy Tabulator, PO Box 9129, Hingham, MA
                    02043

          Vote by Internet

               o    go to the website www.proxyweb.com

               o    enter the Control Number found on the proxy card.

               o    follow the instructions

          Vote by Telephone

               o    call 1.800.690.6903

               o    enter the Control Number found on the proxy card

               o    follow the instructions

Instructions for Beneficial Shareholders,  those clients whose funds are held in street name (i.e., in the name of their broker).

          Vote by Mail

               -    clients  can  mail  the  proxy  card  back  to ADP at  Proxy
                    Services, PO BOX 9138, Farmingdale, NY 11735-9585

          Vote by Internet

               o    go to www.proxyvote.com

               o    enter the control number  located on the voting  instruction form

               o    follow the instructions

          Vote by Telephone

               o    call the telephone number located on the card. (Phone number changes depending on the broker-dealer.)

               o    enter the control number  located on the voting  instruction form

               o    follow the instructions

Or, you can vote in person at the shareholder  meeting being held at the offices of Delaware Investments, 2001 Market Street, 2nd Floor Auditorium, Philadelphia,
PA 19103,  on June 2, 2005 at 10:00 a.m.  Eastern  time. If your shares are held
"of record" through a broker-dealer  (i.e.,  you are not the registered  owner), you should  obtain a "legal  proxy" from your  broker-dealer  and give it to the
Inspector of Elections at the meeting.

What are the principal differences between open-end and closed-end funds?

     |X|  Dividend  Income Fund is an open-end fund that engages in a continuous public  offering of its shares and that must stand ready to redeem its shares upon the  instruction  of the Fund's  shareholders  received in good order within seven days.  Dividend  Income Fund's size fluctuates both because of sales and  redemptions of its shares as well as by the market appreciation and depreciation in fund assets.

          By contrast, the Company is a closed-end fund that lists its shares on the New York Stock Exchange ("NYSE"),  and does not sell its shares on a  continuous  basis and  generally  may not redeem  its  shares  upon shareholder  request.  As a  consequence,  the  number of  outstanding shares of the Company  (absent an issuer tender offer,  an open-market
          repurchase   program  or  shares   issued   pursuant   to  a  dividend
          reinvestment  plan) will remain constant,  and the size of the Company is generally affected only by the market appreciation and depreciation of its assets.

          For further details on the differences between the two types of funds, please review the Proxy Statement/Prospectus.  The distinction between open-and  closed-end  funds has a direct  bearing on the management of the funds and on expenses to which the funds are subject.